UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
_________________________
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
August 2, 2013
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American Assets Trust, Inc.
(Exact name of registrant as specified in its charter)

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Maryland (State or other jurisdiction of incorporation)	001-35030 (Commission File No.)	27-3338708 (I.R.S. Employer Identification No.)
11455 El Camino Real, Suite 200 San Diego, California 92130 (Address of principal executive offices)		92130 (Zip Code)
(858) 350-2600 Registrant’s telephone number, including area code:
Not Applicable (Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
Tax Matters Update
Supplemental Federal Income Tax Considerations
This discussion is a supplement to, and is intended to be read together with, the discussion under the heading “Federal Income Tax Considerations” in our Registration Statement on Form S-3 (File No. 333-179411) filed with the Securities and Exchange Commission (the “SEC”) on February 7, 2012 (the "Base Prospectus"), and supersedes, in its entirety, the discussion under the heading “Supplemental Federal Income Tax Considerations” included in our Current Report on Form 8-K filed with the SEC on May 6, 2013. This summary is for general information only and is not tax advice.
The following is a supplement to, and should be read together with, the discussions under the heading “Federal Income Tax Considerations—Taxation of Our Company—General” in the Base Prospectus.
Proposed Treasury Regulations Regarding Certain Asset Dispositions
As described in the ninth bullet above under “—Taxation of Our Company—General,” if we acquire any asset from a corporation which is or has been a C corporation in a transaction in which the basis of the asset in our hands is less than the fair market value of the asset, in each case determined at the time we acquired the asset, and we subsequently recognize gain on the disposition of the asset during the ten-year period beginning on the date on which we acquired the asset, then as described in the Base Prospectus under the heading “—Taxation of Our Company—General,” we generally will be required to pay tax at the highest regular corporate tax rate on this gain to the extent of the excess of (a) the fair market value of the asset over (b) our adjusted basis in the asset, in each case determined as of the date on which we acquired the asset. The results described in this paragraph with respect to the recognition of gain assume that the C corporation refrains from making an election to receive different treatment under existing Treasury Regulations on its tax return for the year in which we acquire the asset from the C corporation.
The IRS has issued Proposed Treasury Regulations which would exclude from the application of this built-in gains tax any gain from the sale of property acquired by us in an exchange under Section 1031 (a like kind exchange) or 1033 (an involuntary conversion) of the Internal Revenue Code. These Proposed Treasury Regulations will not be effective unless they are issued in their final form, and as of the date of this report, it is not possible to determine whether the proposed regulations will be finalized in their current form or at all.
The following discussion supersedes the first three paragraphs in the discussion under the heading “Federal Income Tax Considerations—Taxation of Our Company—Annual Distribution Requirements” in the Base Prospectus.
To maintain our qualification as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to the sum of:
•90% of our “REIT taxable income”; and
•90% of our after-tax net income, if any, from foreclosure property; minus
•the excess of the sum of certain items of non-cash income over 5% of our “REIT taxable income."
For these purposes, our “REIT taxable income” is computed without regard to the dividends paid deduction and our net capital gain. In addition, for purposes of this test, non-cash income means income attributable to leveled stepped rents, original issue discount, cancellation of indebtedness, or a like-kind exchange that is later determined to be taxable.
Also, our “REIT taxable income” will be reduced by any taxes we are required to pay on any gain we recognize from the disposition of any asset we acquired from a corporation which is or has been a C corporation in a transaction in which our basis in the asset is less than the fair market value of the asset, in each case determined at the time we acquired the asset, within the ten-year period following our acquisition of such asset. See “Taxation of Our Company—General—Proposed Treasury Regulations Regarding Certain Asset Dispositions.”

The following discussion supersedes the discussions under the heading “Federal Income Tax Considerations—Federal Income Tax Considerations for Holders of Our Capital Stock—Taxation of Taxable U.S. Stockholders—Tax Rates” and "—Medicare Tax on Unearned Income" in the Base Prospectus.
Tax Rates. Beginning January 1, 2013, the maximum tax rate for non-corporate taxpayers for (1) capital gains, including certain “capital gain dividends,” is generally 20% (although depending on the characteristics of the assets which produced these gains and on designations which we may make, certain capital gain dividends may be taxed at a 25% rate) and (2) “qualified dividend income” is generally 20%. Dividends payable by REITs are not eligible for the 20% tax rate on qualified dividend income, except to the extent that certain holding requirements have been met and the REIT's dividends are attributable to dividends received from taxable corporations (such as its taxable REIT subsidiaries) or to income that was subject to tax at the corporate/REIT level (for example, if the REIT distributed taxable income that it retained and paid tax on in the prior taxable year). In addition, U.S. stockholders that are corporations may be required to treat up to 20% of some capital gain dividends as ordinary income.
In addition, certain U.S. stockholders that are individuals, estates or trusts must pay an additional 3.8% tax on, among other things, dividends on and capital gains from the sale or other disposition of stock. U.S. stockholders should consult their tax advisors regarding the effect, if any, of these rules on their ownership and disposition of our capital stock.
The following discussion supersedes the discussion under the heading “Federal Income Tax Considerations—Federal Income Tax Considerations for Holders of Our Capital Stock—Taxation of Taxable U.S. Stockholders—Foreign Accounts” in the Base Prospectus.
Foreign Accounts. Certain payments made to “foreign financial institutions” in respect of accounts of U.S. stockholders at such financial institutions may be subject to withholding at a rate of 30%. U.S. stockholders should consult their tax advisors regarding the effect, if any, of these rules on their ownership and disposition of our capital stock. See “—Taxation of Non-U.S. Stockholders—Foreign Accounts.”
The following discussion supersedes, in its entirety, the discussions under the headings “Federal Income Tax Considerations—Taxation of Non-U.S. Stockholders—Foreign Accounts” in the Base Prospectus.
Withholding taxes may apply to certain types of payments made to “foreign financial institutions” (as defined in the Code) and certain other non-U.S. entities (including payments to U.S. stockholders who hold shares of our stock through such a foreign financial institution or non-U.S. entity). Specifically, a 30% withholding tax may be imposed on dividends on, and gross proceeds from the sale or other disposition of, our capital stock paid to a foreign financial institution or to a non-financial foreign entity, unless (1) the foreign financial institution undertakes certain diligence and reporting, (2) the non-financial foreign entity either certifies it does not have any substantial United States owners or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in clause (1) above, in order to avoid the imposition of such withholding, it generally must undertake to identify accounts held by certain United States persons or United States-owned foreign entities, annually report certain information about such accounts to the IRS (or, in some cases, local tax authorities), and withhold 30% on payments it makes to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing these withholding and reporting requirements may be subject to different rules.
Treasury Regulations and additional IRS guidance provide that the withholding provisions described above will generally apply to payments of dividends made on or after July 1, 2014 and to payments of gross proceeds from a sale or other disposition of capital stock on or after January 1, 2017. Because we may not know the extent to which a distribution is a dividend for United States federal income tax purposes at the time it is made, for purposes of these withholding rules we may treat the entire distribution as a dividend. Prospective investors should consult their tax advisors regarding these withholding provisions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Assets Trust, Inc.
	By:	/s/ ADAM WYLL
Adam Wyll Senior Vice President, General Counsel and Secretary
August 2, 2013